EXHIBIT 99.1
                                                                    ------------

SUTRON REPORTS THIRD QUARTER OPERATING RESULTS

NOVEMBER 13, 2008, STERLING, VA...Sutron Corporation (NASDAQ: STRN), a leading provider of hydrological, meteorological and oceanic monitoring products, systems and services, announced today its financial results for the three months and nine months ended September 30, 2008.

FINANCIAL HIGHLIGHTS
--------------------

Net income for the third quarter ended September 30, 2008 was $186,867 or $.04 per share compared to net income of $1,218,335 or $.27 per share for the same quarter last year. Net income for the nine months ended September 30, 2008 was $692,667or $.15 per share compared to net income of $1,651,712 or $.37 per share for the nine month period last year. Revenues for the third quarter ended September 30, 2008 were $4,395,775 compared to $6,607,220 in the third quarter of 2007. Revenues for the nine months ended September 30, 2008 were $12,239,838 compared to $13,971,836 in the same nine month period of 2007.

"In the third quarter of 2007, we shipped two large projects that totaled $3.2 million. These large project shipments enabled us to achieve record quarterly revenues and earnings. Our 2008 third quarter results, while profitable, underscore our dependence on winning projects to maintain growth," said Raul McQuivey, CEO of Sutron. "We are pleased to report that we have had 20 consecutive profitable quarters and that our balance sheet is strong. As of September 30, 2008, we had cash and cash equivalents of approximately $5.1 million. Our working capital increased to approximately $12.4 million at September 30, 2008 as compared with approximately $11.6 million at December 31, 2007. We do not have any long-term debt. We believe that we are in a sound financial position given the turmoil in today's credit markets."

"Our quarterly results not only vary significantly based on the timing of project awards but they are also dependent upon the product mix. In the third quarter of 2007, our projects consisted primarily of standard products that carry high margins. Our 2008 projects had less standard product content resulting in lower margins. Our 2008 third quarter operating results were also impacted by foreign currency losses of approximately $106,000 as compared to foreign currency gains of approximately $70,000 in the third quarter of 2007. Foreign currency losses for the nine months ended September 30, 2008 were approximately $145,000 as compared to a gain of approximately $159,000 in same period of 2007. We are optimistic about our systems business and continue to see many project opportunities. We are currently tracking anticipated tenders that total over $50 million."

ABOUT SUTRON CORPORATION
------------------------

Headquartered in Sterling, Virginia, Sutron designs, manufactures and sells hydrological, meteorological and oceanic monitoring products, systems and services to a diversified customer base of federal, state, local and foreign governments, engineering companies, universities and hydropower companies. Sutron is a project driven business and the Company's quarterly results may fluctuate substantially based upon large contract awards that are difficult to project in terms of timing and may be delayed due to the differing time frames in securing government approvals.

SAFE HARBOR STATEMENT

THE STATEMENTS IN THIS PRESS RELEASE THAT RELATE TO FUTURE PLANS, EVENTS OR PERFORMANCE ARE "FORWARD-LOOKING STATEMENTS" WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION ACT OF 1995. FORWARD-LOOKING STATEMENTS INCLUDE WITHOUT LIMITATION ANY STATEMENTS REGARDING OUR EXPECTED FUTURE FINANCIAL POSITION, RESULTS OF OPERATIONS, CASH FLOWS, FINANCING PLANS, BUSINESS STRATEGY, PRODUCTS AND SERVICES, COMPETITIVE POSITIONS, GROWTH OPPORTUNITIES, PLANS AND OBJECTIVES OF MANAGEMENT FOR FUTURE OPERATIONS, AS WELL AS STATEMENTS THAT INCLUDE WORDS SUCH AS "ANTICIPATE," "IF," "BELIEVE," "PLAN," "ESTIMATE," "EXPECT," "INTEND," "MAY," "SHOULD" AND OTHER SIMILAR EXPRESSIONS ARE FORWARD-LOOKING STATEMENTS. ALL FORWARD-LOOKING STATEMENTS INVOLVE RISKS, UNCERTAINTIES AND CONTINGENCIES WHICH MAY CAUSE ACTUAL RESULTS, PERFORMANCE, OR ACHIEVEMENTS TO DIFFER MATERIALLY FROM ANTICIPATED RESULTS, PERFORMANCE, OR ACHIEVEMENTS. FACTORS THAT MAY CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE IN THE FORWARD-LOOKING STATEMENTS INCLUDE THOSE SET FORTH IN OUR FILINGS WITH THE SEC, INCLUDING THE DISCLOSURE UNDER THE HEADING "BUSINESS" AND "MANAGEMENT'S DISCUSSION AND ANALYSIS" IN THE COMPANY'S ANNUAL REPORT ON FORM 10-KSB FILED ON MARCH 31, 2008. WE ARE UNDER NO OBLIGATION TO UPDATE OR ALTER OUR FORWARD-LOOKING STATEMENTS, WHETHER AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE.


                      SUTRON CORPORATION FINANCIAL SUMMARY
                                   (UNAUDITED)

                                                       FOR THE THREE MONTHS
                                                        ENDED SEPTEMBER 30,
HIGHLIGHTS OF OPERATING RESULTS                        2008             2007
--------------------------------------------------------------------------------
Revenues                                           $  4,395,775     $  6,607,220
Cost of sales                                         2,856,044        3,498,248
                                                   -----------------------------
Gross profit                                          1,539,731        3,108,972
Operating expenses                                    1,225,088        1,180,305
                                                   -----------------------------
Operating income                                        314,643        1,928,667
Interest income                                          22,224           24,668
                                                   -----------------------------
Income before income taxes                              336,867        1,953,335
Income tax expense                                      150,000          735,000
                                                   -----------------------------
Net income                                         $    186,867     $  1,218,335
                                                   =============================
PER SHARE AMOUNTS:
Basic income per share                             $        .04     $        .27
                                                   =============================
Diluted income per share                           $        .04     $        .24
                                                   =============================

                                                       FOR THE NINE MONTHS
                                                        ENDED SEPTEMBER 30,
HIGHLIGHTS OF OPERATING RESULTS                        2008             2007
--------------------------------------------------------------------------------

Revenues                                           $ 12,239,838     $ 13,971,836
Cost of sales                                         7,865,910        8,041,655
                                                   -----------------------------
Gross profit                                          4,373,928        5,930,181
Operating expenses                                    3,405,914        3,418,285
                                                   -----------------------------
Operating income                                        968,014        2,511,896
Interest income                                          88,653           73,816
                                                   -----------------------------
Income before income taxes                            1,056,667        2,585,712
Income tax expense                                      364,000          934,000
                                                   -----------------------------
Net income                                         $    692,667     $  1,651,712
                                                   =============================
PER SHARE AMOUNTS:
Basic income per share                             $        .15     $        .37
                                                   =============================
Diluted income per share                           $        .14     $        .33
                                                   =============================


                                                   SEPTEMBER 30,    DECEMBER 31,
CONDENSED BALANCE SHEETS                               2008             2007
--------------------------------------------------------------------------------
ASSETS
Current Assets:
  Cash and cash equivalents                        $  5,106,823     $  5,299,904
  Restricted cash and cash equivalents                1,069,483          134,241
  Accounts Receivable, net                            3,694,392        3,614,532
  Inventory, net                                      3,711,353        4,114,014
  Other current assets                                1,205,244          789,754
                                                   -----------------------------
Total Current Assets                                 14,787,295       13,952,445
Property, Plant and Equipment, net                      452,473          579,282
Other Assets                                             83,591           99,308
                                                   -----------------------------
Total Assets                                       $ 15,323,359     $ 14,631,035
                                                   =============================

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
  Notes payable                                    $      8,592     $     38,381
  Accounts Payable and other current liabilities      2,395,129        2,350,514
                                                   -----------------------------
Total Current Liabilities                             2,403,721        2,388,895
Long-term notes payable                                    --              2,075
Other long-term liabilities                              51,000           84,000
                                                   -----------------------------
Total Liabilities                                     2,454,721        2,474,970
Stockholders' Equity                                 12,868,638       12,156,065
                                                   -----------------------------
Total Liabilities and Stockholders' Equity         $ 15,323,359     $ 14,631,035
                                                   =============================